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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





American Business Financial Services, Inc.
Bala Cynwyd, PA

         We hereby consent to the use in this Registration Statement on Pre-effective Amendment No. One to Form S-2 of our report dated September 21, 2001, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

         We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                     /s/ BDO Seidman LLP
                                                     BDO SEIDMAN LLP




Philadelphia, PA
October 5, 2001